UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2013
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FIRST SECURITY GROUP, INC.
(Exact name of Registrant as specified in its charter)
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Tennessee	000-49747	58-2461486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

531 Broad Street, Chattanooga, Tennessee 37402
(Address of principal executive offices including zip code)
(423) 266-2000
(Registrant's telephone number, including area code)
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 19, 2013, First Security Group, Inc. (“First Security” or the “Company”) received notice from the Hearings Panel of The NASDAQ Stock Market (“NASDAQ”) of the Hearings Panel's non-objection to the Company's request to transfer the listing of its common stock from the NASDAQ Global Select Market to the NASDAQ Capital Market, effective at the opening of the market on Tuesday, March 26, 2013. Under the terms of the letter received from the Hearings Panel, the Company's common stock will continue to be listed on the NASDAQ Capital Market after March 26, 2013 subject to the following conditions:
1. The Company demonstrates to the satisfaction of NASDAQ Listing Qualification Staff that the Company complied with all applicable NASDAQ Capital Market continued listing standards as of March 26, 2013; and
2. NASDAQ Listing Qualification Staff approves the Company's application for listing on the NASDAQ Capital Market within seven days of the transfer.
The Company believes it meets all applicable continued listing standards and that its application for listing will be approved. The NASDAQ Capital Market is one of the three markets for NASDAQ-listed stock and operates in substantially the same manner as the NASDAQ Global Select Market. Companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards. The Company's common stock will continue to be traded under the symbol “FSGI.”

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Director Ralph L. Kendall resigned from the Board of First Security, effective March 19, 2013, acknowledging the execution of definitive agreements to recapitalize the Company and his move to a retirement community in Texas to be closer to his children. Mr. Kendall's resignation letter does not indicate any disagreements with First Security's operations, policies or practices. A copy of Mr. Kendall's resignation letter is attached as Exhibit 99.1.
The Board thanks Mr. Kendall for his service to the Company, particularly his perseverance through the Company's strategic re-engineering over the last 18 months.
No successor to Mr. Kendall has been elected at this time. In light of the pending recapitalization, First Security currently does not anticipate replacing Mr. Kendall on its Board of Directors.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 20, 2013, the Board of Directors of the Company adopted an amendment to the bylaws of the Company (the “Bylaw Amendment”) in order to protect the ability of the Company to recognize the tax benefits of the Company's net operating losses. The Bylaw Amendment provides that any attempted transfer of the Company's securities shall be void if the transfer would result in a person or group owning 4.9% or more of the Company's then-outstanding stock (a “4.9-percent Stockholder”) or would increase the percentage ownership interest of a 4.9-percent Stockholder. These transfer restrictions are subject to certain exceptions, including an exception for transfers approved by the Company's Board of Directors and issuances by the Company. The transfer restrictions apply to transfers, or agreements to make transfers, made or entered into between March 20, 2013 and such date as to be determined by the Board of Directors in accordance with the Bylaw Amendment. Under Tennessee law, the transfer restrictions contained in the Bylaw Amendment only apply to shares of the Company's stock issued by the Company after March 20, 2013.
The foregoing description of the Bylaw Amendment is not complete and is subject to and qualified in its entirety by reference to the Bylaw Amendment attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
Exhibit No.    Description

3.1	Bylaw Amendment adopted March 20, 2013.

99.1	Resignation Letter of Ralph L. Kendall, dated March 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Security Group, Inc.

By:	/s/ John R. Haddock
	Name:	John R. Haddock
	Title:	Chief Financial Officer

Dated:  March 22, 2013

Exhibit Index

Exhibit No.    Description

3.1	Bylaw Amendment adopted March 20, 2013.

99.1	Resignation Letter of Ralph L. Kendall, dated March 19, 2013.